Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177957) of Rentech Nitrogen Partners, L.P. of our report dated December 14, 2011 relating to the financial statements of Rentech Energy Midwest Corporation, and our report dated December 14, 2011 relating to the financial statements of Rentech Nitrogen Partners, L.P., which appear in this Form 10-K.

/s/   PricewaterhouseCoopers LLP

Los Angeles, California

December 14, 2011